UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 14, 2009, Target Corporation posted the following text and links on a page on its web site:

5/14/09

Open Letter to Shareholders

In an open letter to shareholders, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “We believe Pershing Square has presented no plan or strategy to justify a change in your Board or management team. It appears that Pershing Square has launched its proxy contest because Target rejected Pershing Square’s risky real estate proposal after careful evaluation.”

[Link to letter filed on May 14, 2009]

5/14/09

Letter to Shareholders

Target encourages shareholders to vote for the company’s continuing efforts to generate lasting and substantial value for all shareholders…vote for Target’s strong record of corporate governance…and vote for the company’s slate of independent, experienced nominees by voting the white proxy card today.

[Link to brochure filed on May 14, 2009]

5/14/09

Facts you should know about Pershing Square’s Nominees

Target shares additional facts with shareholders about Pershing Square nominees: Jim Donald, Richard Vague, Michael Ashner, Bill Ackman and Ron Gilson.

[Link to slides filed on May 14, 2009]